                                                     Exhibit 99.1

                              Investor Contact: Larry P. Kromidas
                                                     (618) 258-3206
                                               Email: lpkromidas@olin.com

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

                                               FOR IMMEDIATE RELEASE

Olin to Present at Sidoti & Company, LLC’s Institutional Investor Forum and BB&T Capital Markets’ Commercial & Industrial Conference

Clayton, MO, March 3, 2010 – Olin Corporation’s (NYSE: OLN) senior management will be available for one-on-one sessions and will make a presentation at the Sidoti & Company, LLC Institutional Investor Forum in New York City on March 23, 2010 at 10:00 am Eastern Time, and will be available for one-on-one sessions at the BB&T Capital Markets Commercial & Industrial Conference in New York City on March 24, 2010.

Copies of the presentation slides for both conferences will be available the evening prior to each event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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2010-06